                                                             EXHIBIT  11

STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS - UNAUDITED

    The Company reports net income (loss) per share data on primary and fully diluted bases. Primary net income (loss) per share is based upon the weighted average number of outstanding common shares and common equivalent shares from stock options. Fully diluted net income (loss) per share is based upon (a) the weighted average number of outstanding common shares and common equivalent shares from stock options and adjusted for the assumed conversion of the 7% convertible subordinated debentures and (b) net income
(loss) increased by the expenses on the debentures, due 2003, and 2011, respectively. Computations of net income (loss) per share on the primary and fully diluted bases for the third quarter and first three quarters of 1996 and 1995 were:

----------------------------------------------------------------------------------------------------------------------------
                                                                THE QUARTER ENDED               THE YEAR-TO-DATE ENDED
                                                          ----------------------------      --------------------------------
                                                          SEPTEMBER 29,     October 1,      SEPTEMBER 29,       October 1,
(IN THOUSANDS, EXCEPT PER SHARE DATA)                         1996             1995             1996              1995
----------------------------------------------------------------------------------------------------------------------------
PRIMARY NET INCOME (LOSS) PER SHARE AND EQUIVALENT SHARE
----------------------------------------------------------------------------------------------------------------------------
Income (loss) from continuing operations                     $   346         $  1,561        $  (21,473)        $  1,142
Loss from discontinued operations                                  -             (171)                -             (468)
----------------------------------------------------------------------------------------------------------------------------
Net income (loss)                                            $   346         $  1,390        $  (21,473)        $    674
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
Weighted average common shares outstanding                    36,322           18,094            32,305           14,958
Weighted average common equivalent shares from
  stock options                                                1,108                -                 -                -
----------------------------------------------------------------------------------------------------------------------------
Weighted average common shares and equivalent shares          37,430           18,094            32,305           14,958
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
Primary net income (loss) per share and equivalent
  share from (1):
     Continuing operations                                   $  0.01         $   0.09        $    (0.66)        $   0.08
     Discontinued operations                                       -            (0.01)                -            (0.03)
----------------------------------------------------------------------------------------------------------------------------
Primary net income (loss) per share and equivalent
   share (1)                                                 $  0.01         $   0.08        $    (0.66)        $   0.05
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
FULLY DILUTED NET INCOME (LOSS) PER SHARE AND
   EQUIVALENT SHARE
----------------------------------------------------------------------------------------------------------------------------
Income (loss) from continuing operations                     $   346         $  1,561        $  (21,473)        $  1,142
Loss from discontinued operations                                  -             (171)                -             (468)
----------------------------------------------------------------------------------------------------------------------------
Net income (loss)                                                346            1,390           (21,473)             674
Interest and issuance costs - 7% convertible
   debentures, due 2003                                          986                -               986                -
Interest and issuance costs - 7% convertible
   debentures, due 2011                                          295              295               885              889
----------------------------------------------------------------------------------------------------------------------------
Adjusted net income (loss)                                   $ 1,627         $  1,685        $  (19,602)        $  1,563
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
Weighted average common shares outstanding                    36,322           18,094            32,305           14,958
Weighted average common equivalent shares
     Stock options                                             1,299                -             1,159                -
     7% convertible debentures, due 2003                       5,411                -             1,804                -
     7% convertible debentures, due 2011                         834              834               834              834
----------------------------------------------------------------------------------------------------------------------------
Weighted average common shares and equivalent shares          43,866           18,928            36,102           15,792
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
Fully diluted net income (loss) per share and
  equivalent share from (1):
     Continuing operations                                   $  0.01         $   0.09        $    (0.66)        $   0.08
     Discontinued operations                                       -            (0.01)                -            (0.03)
----------------------------------------------------------------------------------------------------------------------------
Fully diluted net income (loss) per share and
  equivalent share (1)                                       $  0.01         $   0.08        $    (0.66)        $   0.05
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------

(1) For the third quarter and first three quarters of 1996 and 1995, the primary and fully diluted net income (loss) per share were the same because both the primary and fully diluted computation was antidilutive.